MDU Resources Announces Preliminary Third Quarter Results,
Updates Earnings Guidance

BISMARCK, N.D. – October 17, 2011 – MDU Resources Group, Inc. (NYSE:MDU) today announced preliminary unaudited financial results for the third quarter of 2011.

The company expects to report third quarter earnings in the range of 33 cents to 35 cents per share, near the midpoint of the guidance provided in August.

“We are pleased with the performance of our businesses in a challenging economy, which highlights the value of our diversified business model,” said president and CEO Terry D. Hildestad. “We have maintained our financial strength. Our balance sheet is strong, we have significant liquidity and a good credit rating, are generating strong cash flows and pay a competitive dividend.

“We are focused on growth, and have identified a number of projects throughout our businesses that we believe will generate earnings, cash flows and additional value for our shareholders,” he said. “We are increasing liquids as a percentage of overall production at our natural gas and oil production business. The company is on pace to increase the number of rigs deployed from two at the beginning of 2011 to six by year end, with a target of 10 rigs deployed by the end of 2012.  Our drilling programs, including both development and exploratory wells, are on schedule in our Bakken, Niobrara, Heath, Paradox, Big Horn and South Texas properties.

“Our utility business continues to be a reliable contributor to earnings and cash flows, and there are several investment opportunities in natural gas distribution as well as electric generation and transmission that are expected to lead to growth in our rate base over the next five years,” he said. “Our pipeline is working on a number of capacity expansion projects centered on rising levels of associated natural gas produced by development and exploration activity in the Bakken area.

“Our construction businesses have taken aggressive actions to reduce their cost structure, which positions them for margin and earnings expansion. Near-term these businesses have demonstrated tremendous flexibility and adaptability to remain solidly profitable in a difficult economy, and they have shown the potential for significantly higher earnings in stronger economic times.”

Hildestad reported that the company’s construction businesses did not see measurable improvement in private sector construction activity for the quarter compared to last year. “In addition, our construction materials business was impacted by the Minnesota government’s shutdown during the quarter which temporarily suspended public projects,” he said.

“Earnings also have been affected by lower storage levels at our pipeline business after setting storage records in 2009 and again in 2010. At our utility business, third quarter earnings will reflect higher operations and maintenance expense when compared to last year,” he said.

Hildestad said that based on year-to-date results and current commodity price forecasts for the fourth quarter, the company expects full-year 2011 earnings per share in the range of $1.05 to $1.15.

Conference Call

The company plans to release its third quarter financial results after the market closes on Oct. 31. It will webcast its third quarter earnings conference call Nov. 1 beginning at 11 a.m. EDT accessible at www.mdu.com. A webcast replay and audio replay will be available. The dial-in number for audio replay is (855) 859-2056, or (404) 537-3406 for international callers, conference ID 12946239.

Forward-looking Statements

The information in this release includes certain forward-looking statements, including statements by the president and chief executive officer of MDU Resources, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, actual results may differ materially. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A – Risk Factors in MDU Resources’ most recent Form 10-K and Form 10-Q.

About MDU Resources

MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure, including regulated businesses, an exploration and production company and construction companies. MDU Resources includes regulated electric and natural gas utilities and regulated natural gas pipelines and energy services, natural gas and oil production, construction materials and contracting, and construction services. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Contacts

Financial:
Phyllis A. Rittenbach, director – investor relations, (701) 530-1057

Media:
Rick Matteson, director of communications and public affairs, (701) 530-1700